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                                  EXHIBIT (12)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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Amounts in millions

                                                                                                                 Six Months Ended
                                                                                Years Ended June 30                 December 31
                                                     -------------------------------------------------------   ---------------------
                                                        1998        1999        2000       2001       2002       2001       2002
                                                     ---------    --------    --------   --------   --------   --------   ---------
EARNINGS AS DEFINED
   Earnings from operations before income taxes
        after eliminating undistributed earnings
         of equity method investees                  $   5,704    $  5,866    $  5,474   $  4,574   $  6,442   $  3,520   $  4,403

    Fixed charges                                          639         751         811        872        687        348        331
                                                     ---------    --------    --------   --------   --------   --------   --------
        TOTAL EARNINGS, AS DEFINED                   $   6,343    $  6,617    $  6,285   $  5,446   $  7,129   $  3,868   $  4,734
                                                     =========    ========    ========   ========   ========   ========   ========

FIXED CHARGES, AS DEFINED
    Interest expense                                 $     548    $    650    $    792   $    794   $    603   $    307   $    287
    1/3 of rental expense                                   91         101          89         78         84         41         44
                                                     ---------    --------    --------   --------   --------   --------   --------
        TOTAL FIXED CHARGES AS DEFINED               $     639    $    751    $    881   $    872   $    687   $    348   $    331
                                                     =========    ========    ========   ========   ========   ========   ========
        RATIO OF EARNINGS TO FIXED CHARGES                 9.9         8.8         7.1        6.2       10.4       11.1       14.3
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